Exhibit 10.5

AGREEMENT TO TERMINATE

STOCK PURCHASE AGREEMENT

Effective as of February 28, 2022 (the “Effective Date”), Heng Fai Ambrose Chan (the “Buyer”), and Alset EHome International Inc. (the “Seller”) enter into and agree as provided in this Agreement to Terminate Stock Purchase Agreement (the “Termination Agreement”).

RECITALS:

A.	Buyer and Seller are parties to a Stock Purchase Agreement dated into January 24, 2022 (the “Purchase Agreement”).

B.	The parties now desire to terminate the Purchase Agreement as provided in this Termination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.	Termination. The Purchase Agreement and each of its terms and provisions will in all respects terminate, be canceled and have no further force or effect from and after the Effective Date.

2.	No Further Obligations. From and after the Effective Date, no party to the Purchase Agreement will have any further obligation under, as a result of or in connection with the Purchase Agreement, and each party to this Termination Agreement releases each of the other parties from any such obligation.

3.	Miscellaneous. This Termination Agreement (i) will be binding upon the parties and their respective successors and assigns; (ii) may not be modified or amended except by a written instrument signed by each party against whom enforcement of the modification or amendment is sought; (iii) may be executed in any number of counterparts, and by any party on a separate counterpart, all of which together will constitute one and the same instrument. A signed counterpart of this Agreement faxed, or scanned and emailed, by a party to another party will constitute delivery by the sending party to the recipient party, may be treated by the recipient party as an original, and will be admissible as evidence of such signed and delivered counterpart.

Executed as of the date first written above.

Alset EHome International, Inc.

By:	/s/ Heng Fai Ambrose Chan	By:	/s/ Alan Lui
	Heng Fai Ambrose Chan		Alan Lui
Co-Chief Financial Officer